UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Kentucky Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KENTUCKY BANCSHARES, INC.

339 Main Street

Paris, KY  40361

(859) 987-1795

Notice of Annual Meeting of Shareholders
to be held  June 16,  2020 via live webcast

May 11, 2020

To Our Shareholders:

Due to the ongoing public health impact of the coronavirus (COVID-19) and to support the health and well-being of our shareholders, directors, employees, and community, please be advised that the 2020 Annual Meeting of Shareholders of

Kentucky Bancshares, Inc. (the “Annual Meeting”) will be held online in a virtual meeting format only via live webcast.  In light of public health concerns regarding COVID-19, recent governmental regulations and recommendations, and the uncertainty surrounding the status of those regulations and recommendations in the coming months, you will not be able to attend the 2020 Annual Meeting physically in person.  The virtual annual meeting of the shareholders of Kentucky Bancshares, Inc. will be held as follows:

Date:	Tuesday, June 16, 2020
	
Time:	11:00 a.m., Eastern Daylight Time
	
Place:

Virtual meeting format only via live webcast

Via www.meetingcenter.io/296708957, by using the 15-digit control number included on the proxy card or voting instruction form

You will not be able to attend the 2020 Annual Meeting physically in person

	
Purpose:	•	To ratify the appointment of Crowe LLP as the Company’s registered public accountants for 2020,
	•	To elect four Class III directors, and one Class I director,
	•	To obtain a non-binding advisory vote on the Company’s overall executive compensation programs and procedures,
•

To obtain, on a non-binding advisory basis, the frequency with which the Company will hold a non-binding advisory shareholder vote to approve the compensation the Company pays its named executive officers, and

	•	To transact such other business as may properly come before the meeting or any adjournment thereof.

Record Date:	Close of business on April 15, 2020.

All Shareholders are cordially invited to participate in the Annual Meeting.  Whether or not you expect to attend the Annual Meeting via live webcast, we urge you to vote and submit your proxy in advance of the Annual Meeting by signing, dating, and returning the enclosed Proxy, or by voting through one of the other methods described in the proxy materials for the Annual Meeting.

Thank you for your time and consideration.  Please feel free to contact my office should you have any questions.

BY ORDER OF THE BOARD OF DIRECTORS

Gregory J. Dawson
Secretary, Kentucky Bancshares, Inc.

YOUR VOTE IS IMPORTANT.  WE URGE SHAREHOLDERS TO VOTE AS SOON AS POSSIBLE.

Please vote by telephone, internet, or mark, sign, date, and return the accompanying proxy immediately even if you plan to attend the Annual Meeting via live webcast.

Information about Attending the Annual Meeting

To be admitted to the 2020 Annual Meeting at www.meetingcenter.io/296708957 on Tuesday, June 16, 2020 at 11:00 a.m. Eastern Daylight Time, you must enter the 15-digit control number found on your proxy card, voting instruction form or notice.  Except as otherwise described in the proxy statement in connection with exercising cumulative voting rights, you may vote online or ask questions during the virtual Annual Meeting by following the instructions available on the meeting website during the meeting.

Only shareholders of record on the record date may virtually attend or vote at our Annual Meeting of Shareholders.

KENTUCKY BANCSHARES, INC.

339 Main Street
Paris, KY  40361

The 2019 Annual Report to Shareholders and our Annual Report on Form 10-K for the period ending December 31, 2019, which include our financial statements, are being mailed to shareholders together with these proxy materials on or about May 10,  2020.

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board” of Kentucky Bancshares, Inc. (the “Company,” “we,” “us,” or “our”) for use at our Annual Meeting of Shareholders to be held on June 16,  2020, and at any adjournments (the “Annual Meeting”).

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 16,  2020.

This proxy statement, form of proxy, our 2019 Annual Report to Shareholders, and our Annual Report on Form 10-K for the period ending December 31, 2019, which includes financial statements, are available at www.envisionreports.com/ktyb.

Instructions to Access Virtual Shareholder Meeting.

Our shareholder meeting will be held in a virtual meeting format only via live webcast.  To access the virtual meeting, please go to www.meetingcenter.io/296708957 at 11:00 a.m. Eastern Daylight Time on Tuesday, June 16, 2020. To gain access to the meeting, you will need to use the 15-digit control number included on the proxy card included in this mailing.  If you have questions, please contact our Secretary at Kentucky Bancshares, Inc., 339 Main Street, Paris, Kentucky 40361, Attention: Gregory J. Dawson, Secretary or call our office at (859) 988-1303.

If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please contact technical support at https://support.vevent.com.

Who Can Vote; Voting Rights.

Each share of our common stock that you held on the record date entitles you to one vote on any matter, other than the election of directors that may properly come before the Annual Meeting.  In the election of directors, each holder of shares of our common stock has “cumulative voting rights.”

“Cumulative voting rights” means you are entitled to multiply the number of shares of common stock you hold by the number of directors to be elected and cast the total for a single nominee or divide the votes in any manner among the nominees.  This is in contrast to “regular” or “statutory” voting in which you may only cast the total number of shares of common stock you hold for any single director nominee.  For example, we have five director nominees.  If you hold 500 shares (with one vote per share), under the regular method you could vote a maximum of 500 shares for each one candidate (giving you 2,500 votes total—500 votes per each of the five candidates). With cumulative voting, you are afforded the 2,500 votes from the start and could choose to vote all 2,500 votes for one candidate, 1,250 each to two candidates, or otherwise divide your votes whichever way you wanted.

If you choose to exercise your cumulative voting rights, you will not be able to vote by internet, by telephone, or at the virtual Annual Meeting, and you must vote by mail using your proxy card.  However; if you choose to vote for or against each director nominee by regular voting, then you may vote by internet or telephone.

On the record date, there were 5,946,998 shares of our common stock issued and outstanding.

Quorum and Votes Required.

Quorum.  A quorum at the Annual Meeting is at least a majority of the outstanding shares of our common stock entitled to vote that are present at the meeting or represented by proxy.  Shares of our common stock participating in the virtual meeting are considered to be attending the meeting “in person”.  Shares of our common stock represented by properly executed and returned proxies will be treated as present at the Annual Meeting.  Shares of our common stock virtually present at the Annual Meeting that abstain from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum.

Votes Required.  Our corporate Secretary will count votes cast at the Annual Meeting.  Our directors are elected by cumulative voting of the votes cast at the Annual Meeting.  The five director nominees receiving the most votes for director positions expiring in 2020 will be elected directors.  All other matters, including the proposal to ratify the appointment of Crowe LLP as the Company’s registered public accountants for 2020,  will be approved if the votes cast for the proposal exceed the votes cast against the proposal at the Annual Meeting, except as otherwise provided by statute, our articles of incorporation or our bylaws.  Abstentions as to all such matters to come before the

Annual Meeting will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of those matters.

Brokers, banks, and other institutions holding shares of record for customers generally are not permitted to vote on certain matters unless they receive voting instructions from their customers.  When brokers, banks, and other institutions do not receive voting instructions from their customers, they notify the Company on the proxy form that they lack voting authority.  The votes that could have been cast on the matter in question by brokers, banks, and other institutions who did not receive voting instructions are called “broker non-votes.”

Abstentions, if any, and broker non-votes, if any, are counted as present for the purpose of determining whether a quorum is present.  Once a quorum for the Annual Meeting is established, abstentions, broker non-votes and shares that are not voted will not have any effect on the outcome of the other proposals to be voted on at the Annual Meeting.

How Your Proxy Will Be Voted.

The Board of Directors is soliciting a proxy in the enclosed form to provide you with an opportunity to vote on all matters scheduled to come before the Annual Meeting, whether or not you attend virtually.

How To Vote If You Are the Registered Owner.  If at the close of business on April 15, 2020, your shares are registered directly in your name with our transfer agent, Computershare, you are considered the shareholder of record of those shares and we have mailed these proxy materials to you.  You may vote your shares by internet*, telephone*, or by mail as further described below.  Your vote authorizes each of B. Proctor Caudill, Jr. and Gregory J. Dawson as proxies, each with the power to appoint his substitute, to represent and vote your shares as you directed.

•

Vote by internet* — Access www.envisionreports.com/ktyb and follow the on-screen instructions.  Have your proxy card available when you access the web page. The internet and phone number are for registered holders only — not through brokers.

•

Vote by Telephone* — Call toll-free (1-800-652-VOTE (8683)) in the United States, US Territories & Canada from any touch-tone telephone and follow the instructions.  Have your proxy card available when you call.

•	Vote by Mail — Mark, sign, and date your proxy card, and return it in the postage-paid envelope provided.

Only the latest dated proxy received from you, whether by internet, telephone or mail, will be voted at the Annual Meeting.  If you vote by internet or telephone, please do not mail your proxy card.

*You may not vote by internet or telephone if you choose to exercise your cumulative voting rights with respect to director nominees.  You may only vote by mail if you choose to exercise your cumulative voting rights with respect to director nominees. See “Who Can Vote; Voting Rights — Cumulative voting rights” on page 3 above for an explanation of how cumulative voting works.

How To Vote If You Hold Your Shares In Street Name.  If at the close of business on April 15, 2020 you held your shares in “street name” (through a broker, bank or other institution), you may receive a separate voting instruction form, or you may need to contact your broker, bank or other institution to determine whether you will be able to vote electronically using the internet or the telephone.

Voting At The Annual Meeting. You may also virtually attend the Annual Meeting via the live webcast and vote your shares electronically, which would cancel any proxy that you previously submitted.  If you wish to vote electronically by virtually attending the Annual Meeting but hold your stock in “street name,” then you must have a proxy from the broker, bank or institution in order to vote electronically at the meeting.    “Street name” means your shares are held of record by brokers, banks, or other institutions.

How Proxies Will Be Voted.  If you properly return a proxy as specified above, your shares will be voted in accordance with the instructions you provide.  If you vote without providing contrary instructions, your proxy will be voted in the following manner:

FOR the proposed ratification of the appointment of Crowe LLP as the Company’s registered public accountants for 2020;

FOR the proposed director nominees (or, if deemed appropriate by the individuals appointed in the proxies, less than all of the proposed director nominees based upon the results of the cumulative voting);

FOR the proposed non-binding advisory vote on the Company’s overall executive compensation programs and procedures;

FOR ‘very year’ for the frequency with which the Company should hold a non-binding advisory shareholder vote to approve the compensation the Company pays its named executive officers; and

FOR the transaction of such other business as may properly come before the Annual Meeting.

We expect no matters to be presented for action at the Annual Meeting other than the items described in this proxy statement.  By voting by telephone, the internet, or by signing, and returning the enclosed proxy, however, you will give to the persons named as proxies therein discretionary voting authority with respect to any other matter that may properly come before the Annual Meeting, and they intend to vote on any such other matter in accordance with their best judgment.

Revoking a Proxy.  You may revoke or change your proxy at any time before it is exercised by (i) filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy (Gregory J. Dawson, Secretary, Kentucky Bancshares, Inc., 339 Main Street, Paris, Kentucky 40361); (ii) submitting to the Secretary a duly-executed proxy bearing a later date relating to the same shares of our common stock that you hold; (iii) voting again by internet or telephone (unless you are exercising your cumulative voting rights, in which case voting by internet or telephone is not an option, and you must vote by mail using your proxy card) or (iv) virtually attending the Annual Meeting and (after having given the Secretary notice of your intention to vote at the virtual meeting) voting your shares of our common stock electronically.  If your shares are held in “street name” (through a broker, bank or other institution) please contact your broker, bank or other institution to revoke or change your proxy.

Proxy Solicitations.

We will pay all of the expenses of this solicitation of proxies.  We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of our common stock.  In addition to solicitations by mail, our directors, officers, and employees may solicit proxies personally or by telephone without additional compensation.

Multiple Shareholders Sharing the Same Address.

One copy of our Annual Report to Shareholders, including financial statements, and one proxy statement is being delivered to multiple shareholders sharing an address unless we have received contrary instructions from the affected shareholders.  If at any time you would prefer to receive a separate proxy statement,  as well as, a separate copy of our Annual Report to Shareholders, including financial statements, then please notify your broker or other institution or direct your written request to Kentucky Bancshares, Inc., 339 Main Street, Paris, Kentucky 40361, Attention: Gregory J. Dawson, Secretary.

Shareholders’ Proposals for 2021 Annual Meeting.

We presently contemplate that the 2021 Annual Meeting of Shareholders will be held on or about May 18,  2021.  If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing by no later than January 10, 2021 (the date that is 120 days before the first anniversary of the date on this proxy statement) to: Kentucky Bancshares, Inc., 339 Main Street, Paris, Kentucky 40361, Attention: Gregory J. Dawson, Secretary.  We recommend that you send any proposals by certified mail, return receipt requested.

If you want to present a proposal at next year’s annual meeting but do not wish to have it included in our proxy statement, you will also need to contact us in advance.  Our bylaws contain a requirement that for business to be properly brought before an annual meeting by a shareholder, a shareholder must have given timely notice of such matter in writing to the Secretary of the Company.  The notice must set out (i) a brief description of the business desired to be brought and the reasons for conducting such business at the annual meeting, (ii) the name, age, business address, residence address and principal occupation or employment of the shareholder, (iii) the class and number of shares of the Company which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business to be brought. For such notice to be timely, you must deliver it in writing no earlier than February 18, 2021 (the date that is 90 days before the scheduled date of the meeting) but no later than March 20, 2021 (the date that is 60 days before the scheduled date of the meeting) to: Kentucky Bancshares, Inc., 339 Main Street, Paris, Kentucky 40361, Attention: Gregory J. Dawson, Secretary.  We recommend that you send any proposals by certified mail, return receipt requested.

If you desire to nominate a director candidate other than those made by or at the direction of our Board, our bylaws contain a requirement that a shareholder must give timely notice of such nomination in writing to the Secretary of the Company.  The notice must set out, as to each director whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company which are beneficially owned by such person, and (iv) all other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or as otherwise required, in each case in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such persons’ written consent to being named in the proxy statement as a nominee and to serving as a director if elected.  The notice must also set out, as to the shareholder giving the notice, (i) the name and address, as they appear on the Company’s stock transfer books, of such shareholder and (ii) the class and number of shares of the Company which are beneficially owned by such shareholder. For such notice to be timely, you must deliver it in writing no earlier than February 18, 2021 (the date that is 90 days before the scheduled date of the meeting) but no later than March 20, 2021 (the date that is 60 days before the scheduled date of the meeting) to: Kentucky Bancshares, Inc., 339 Main Street, Paris, Kentucky 40361, Attention: Gregory J. Dawson, Secretary.  We recommend that you send any such notices by certified mail, return receipt requested.

However, if you do not notify us on or before March 20,  2021 of any matter that you wish to present at next year’s annual meeting, then the shareholders’ proxies that we solicit in connection with our 2021 annual meeting of Shareholders will confer on the proxy holders discretionary authority to vote on the matter that you present at our 2021 annual meeting.

Corporate Governance.

Code of Ethics.  Ethical business conduct is a shared value of our Board of Directors, management and employees.  Our Code of Ethics applies to our employees and officers, including the principal executive officer and principal financial officer.

Our Code of Ethics covers all areas of professional conduct including, but not limited to, conflicts of interest, disclosure obligations, insider trading and confidential information, as well as compliance with all laws, rules and regulations applicable to our business.  We encourage all employees, officers and directors to promptly report any violations of the Code of Ethics to the appropriate persons identified in the Code of Ethics.  A copy of our Code of Ethics is available at our website www.kybank.com in the section entitled “About Us” under “Investor Relations” in the “Corporate Information — Governance Documents” subsection.

Board Structure and Committees. As of the date of this proxy statement, our Board of Directors consists of ten (10) members.  Our Board of Directors held five meetings during 2019, consisting of five regularly scheduled meetings.  All directors, except Mr.  Hinkle, attended at least 75% of the total number of board meetings and the meetings of the committees to which they belonged.  Our Board of Directors does not have a specific policy for director attendance at our Annual Meeting of shareholders.  Four of our directors attended our 2019 Annual Meeting.

Our Board of Directors has a standing Compensation Committee and Audit Committee but does not have a standing nominating committee.

Compensation Committee Members	Functions of the Committee	Meetings in 2019
Edwin S. Saunier (Chairman) Henry Hinkle Ted McClain	Determines compensation of our executive officers and oversees our assessment of whether our compensation practices are reasonably likely to expose the Company to material risks	6

Audit Committee Members *	Functions of the Committee	Meetings in 2019
Robert G. Thompson (Chairman) Jack W. Omohundro Edwin S. Saunier	Monitors the integrity of our financial reporting processing and systems of internal controls regarding finance, accounting, and legal compliance Selects our independent auditor and determines such auditor’s compensation Monitors the independence and performance of the independent auditor, management, and the internal audit department Provides an avenue of communication among the independent auditors, management, the internal audit department, and the Board of Directors Pre-approves, if appropriate, all related party transactions Oversees ethical and regulatory compliance	12

Committee Charters.  Our Audit Committee and Compensation Committee have charters, which are available at our website www.kybank.com in the section entitled “About Us” under “Investor Relations” in the “Corporate Information — Governance Documents” subsection.

The Board of Directors does not limit the number of audit committees for other corporations on which its audit committee members may serve.  None of the committee members currently serves on another audit committee for a publicly-held entity.

Board and Committee Independence.  The Board has determined that each of its members is fully independent as defined by the rules of NASDAQ except for the current directors:  Mr. Caudill, Mr. Prichard, and Mrs. Arvin.  While our Board determined that Mr. McClain and Mr. Van Meter are each independent under the rules of NASDAQ, it did have to consider the Company’s payments to their companies.  Mr. McClain owns 40% of The Hopewell Company, Inc., which is a family business.  The aggregate amount the Company paid to The Hopewell Company, Inc. for property or services during each of 2019,  2018 and 2017 did not exceed the greater of $200,000 or 5% of Hopewell Insurance Company’s consolidated gross revenues for the applicable fiscal year.   Mr. Van Meter is the sole owner of a company that rents parking space to us.  The aggregate amount the Company paid to Mr. Van Meter’s company was below the $120,000 threshold set by NASDAQ.    Respecting Mrs. Arvin, the Company must also consider the Company’s payments to Stoll Keenon Ogden PLLC, a law firm in which Mrs. Arvin is a member.  Since Mrs. Arvin is a member (i.e. partner) of Stoll Keenon Ogden PLLC, which received payments from the Company for legal services rendered, Mrs. Arvin is ineligible to serve on the Company’s audit committee.  However, in determining whether Mrs. Arvin may be considered independent for purposes other than the audit committee, the Company will look to whether payments made to Stoll Keenon Ogden PLLC exceed the greater of $200,000 or 5% of Stoll Keenon Ogden PLLC’s gross revenues.

Audit Committee Financial Expert.  Our Board of Directors has determined that each of the members of the Audit Committee is independent as defined by the rules of NASDAQ for audit committee members.  Further, our Board of Directors has determined (in accordance with Securities and Exchange Commission Regulation S-K 407(d)) that Mr. Jack W. Omohundro satisfies the qualifications of financial expert and Mr. Omohundro accordingly has been designated as the Audit Committee financial expert.

Consideration of Director Nominees.  The members of our Board who are independent directors under NASDAQ rules approve the nominees for director to be presented for election based upon their review of all proposed nominees for the Board, including those proposed by shareholders.  This year our Strategic Planning/Governance Committee, comprised of Messrs. Caudill, Hinkle, Prichard, and Woodford, suggested that the directors Messrs. Hinkle, Omohundro, and Thompson, and Mrs. Hoskins,  whose terms are expiring be considered as candidates for nomination.  In addition, Mrs. Arvin, whose was appointed as a Director in 2019, was also recommended to be considered as a candidate for nomination, and be added to Class I.  The independent members of the Board of Directors select qualified candidates based upon the criteria set forth below and review their recommendations with the Board. The independent directors approved the suggested nominees and invited each of these candidates to be a nominee for election to the Board.

Board members must possess the acumen, education and experience to make a significant contribution to the Board, and bring a diverse range of skills and perspectives to satisfy the perceived needs of the Board at a particular time.  Board members must have the highest ethical standards, a strong sense of professionalism, independence and an understanding of our business.  Additionally, Board members must have the aptitude and experience to fully appreciate the legal responsibilities of a director and the governance processes of a public company, a willingness to commit, as well as have, sufficient time to discharge their duties to the Board and such other factors as the independent members of the Board of Directors determine are relevant in light of the needs of the Board and the Company.

For a shareholder to submit a candidate for consideration as a director, a shareholder must notify our Secretary as described above under “Shareholders’ Proposals for 2021 Annual Meeting”.  To be considered for nomination and inclusion in our proxy statement at the 2021 Annual Meeting, a shareholder must notify our Secretary no later than March 20,  2021.  Notices should be sent to:  Kentucky Bancshares, Inc., 339 Main Street, Paris, Kentucky 40361, Attention: Gregory J. Dawson, Secretary.

Communications with the Board.  Our Board of Directors has established a process for shareholders to communicate with the Board or an individual director.  Shareholders may contact the Board or an individual director by writing to the attention of one or more directors at our principal executive offices at Kentucky Bancshares, Inc., 339 Main Street, Paris, Kentucky 40361, Attention: Gregory J. Dawson, Secretary.  Each communication intended for the Board of Directors or an individual director will be forwarded to the specified party.

Board Leadership Structure and Role in Risk Oversight.  We are a financial holding company effective June 26, 2014 (previously a bank holding company) that was formed in 1981 under the Bank Holding Company Act of 1956, as amended. We are the parent company of Kentucky Bank, a separately chartered commercial state bank, and KBI Insurance Company, Inc., a captive insurance company.

Our Board is comprised of seven independent directors,  one employee director, and two directors who are not independent.  We are committed to a strong, independent Board and believe that objective oversight of the performance of our management is a critical aspect of effective governance.  Accordingly, the role of Chairman of the Board and Chief Executive Officer (“CEO”) are held by different individuals.  Our Chairman has the following duties:

•	Chair and preside at Board meetings;
•	Coordinate with our CEO in establishing the agenda and topic items for Board meetings;
•	Advise on the quality, quantity, and timeliness of the flow of information from management to the Board;
•	Act as principal liaison between management and the Board on sensitive issues;
•	Retain independent advisors on behalf of the Board as the Board may determine is necessary or appropriate;
•	Assist the Compensation Committee with the annual evaluation of the performance of the CEO; and
•	Provide an important communication link between the Board and shareholders, as appropriate.

Our Board of Directors, together with the Audit and Compensation Committees of the Board, coordinate with each other to provide enterprise-wide oversight of our management and handling of risk.  These committees report regularly to the entire Board of Directors on risk-related matters and provide our Board of Directors with integrated insight about our management of strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational, and reputational risks.

In addition Kentucky Bank has its own board of directors, audit and asset liability management committees, which provide risk management.  Our CEO serves on the board of Kentucky Bank.  One of the key responsibilities of the subsidiary board is to manage strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational, and reputational risks.  While we have not developed an enterprise-wide risk statement, our Board of Directors believes that sound credit underwriting to manage credit risk, and a conservative investment portfolio to manage liquidity, and interest rate risk contribute to an effective oversight of the Company’s risk, and we require our subsidiaries to follow this philosophy.

Report of the Audit Committee.

The Audit Committee of the Board of Directors has furnished the following report:

The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board.  Our Audit Committee charter can be located at our website www.kybank.com in the section entitled “About Us” under “Investor Relations” in the “Corporate Information — Governance Documents” subsection.

The Audit Committee reviews and reassesses the Charter annually, and recommends any changes to the Board for approval.

Management is responsible for the preparation of the Company’s financial statements.  The Company’s registered independent public accounting firm is responsible for the audit of the financial statements.  The Audit Committee is responsible for overseeing the Company’s overall financial reporting process.  In fulfilling its responsibilities for the financial statements for fiscal year 2019, the Audit Committee:

Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management and Crowe LLP (“Crowe”), the Company’s independent registered public accounting firm at the time of the audit;

Discussed with Crowe the matters required to be discussed by the PCAOB Auditing Standard 1301 - Communications with Audit Committees, as amended, relating to the conduct, scope, and results of the audit; and

Received written disclosures and the letter from Crowe regarding its independence as required by the Public Company Accounting Oversight Board.

The Audit Committee discussed with Crowe such firm’s independence.  The Audit Committee also discussed with management and Crowe the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget, and staffing.  The Audit Committee discussed with the independent auditors their audit plans, audit scope, and identification of audit risks.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Crowe, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Robert G. Thompson, Chairman

Jack W. Omohundro     Edwin S. Saunier

Fees of Independent Registered Public Accounting Firm.

Preapproval Policies and Procedures.  The Audit Committee’s policy is to approve in advance all audit fees and terms and non-audit services permitted by law to be provided by the external auditors.  In accordance with that policy, the committee annually pre-approves a list of specific services and categories of services, including audit, audit-related and non-audit services described below, for the upcoming or current fiscal year, subject to specified cost levels.  Other services include:

• Consultation regarding financial accounting and reporting standards;
• Discussions related to accounting for proposed acquisitions;
• Discussions regarding regulatory requirements;
• Consultation concerning tax planning strategies; and
• Audits of benefit plans.

Since the May 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each service provided by our independent registered public accounting firm has been approved in advance by the Audit Committee.  None of those services required use of the de minimis exception to preapproval contained in the SEC’s rules.

Fees and Related Disclosures for Accounting Services.  The aggregate fees we incurred for professional services rendered by Crowe were as follows:

Audit fees - Fees for the consolidated financial statement audit, review of the Company's Form 10-Q's were $250,000 for 2019 and $237,000 for 2018.

Audit related fees - Aggregate fees for all assurance and related services were $14,500 for 2019 and $14,000 for 2018.  These fees were incurred for audits of benefit plans in 2019 and 2018.

Tax fees - Fees related to tax compliance, advice and planning were $25,600 for 2019 and $32,575 for 2018.

All services provided by Crowe in 2019 and 2018 were approved by the Audit Committee.  All fees were approved in accordance with the preapproval policy.  The Audit Committee has determined that the provision of the services described above is compatible with maintaining the independence of the external auditors.

PROPOSAL NO. 1

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On the recommendation of the Audit Committee, the Board engaged Crowe as its independent registered public accounting firm for the fiscal year ending December 31, 2019.  Our Audit Committee and Board seek shareholder ratification of our Board’s appointment of Crowe to act as the independent auditors of our and our subsidiaries’ financial statements for the fiscal year ending December 31, 2020.  If the shareholders do not ratify the appointment of Crowe, our Audit Committee and Board will reconsider this appointment for 2020.  Crowe will have one or more representatives virtually attending the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify such appointment.  For more information on the voting requirements, see “Quorum and Votes Required.”

The Company’s Board of Directors recommends voting “FOR” the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for 2020.

Director Compensation.

We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. Additionally, each director of the Company is also a director of Kentucky Bank, our operating subsidiary.  In setting director compensation, we consider the significant amount of time directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company to be an effective member of the Board.

The form and amount of director compensation is reviewed by the Compensation Committee, which makes recommendations to the full Board.

Cash Compensation.  Each Director receives an annual fee of $15,000 ($10,000 to be paid in stock-see below) and a fee of $750 for attending each Kentucky Bank board meeting, including $750 for one paid absence per year.  The Chairman of the Board receives an additional $6,000 retainer per year.  The Audit Committee Chair receives an additional annual fee of $7,500 and the Compensation Committee Chair receives an additional annual fee of $5,000.  Each other Committee Chair receives an additional annual fee of $2,500.  Audit Committee members receive $600 for each committee meeting.

Non-employee Directors receive a fee of $200 for attending each Loan Committee meeting of Kentucky Bank and a fee of $450 for all other committee meetings (excluding Audit Committee meetings) of the Company and of Kentucky Bank that he or she attends (for which he or she is a member).

Equity-Based Compensation.  Prior to July 2015, non-employee Directors received equity-based compensation in the form of restricted stock under our 2009 Stock Award Plan following each year in which Kentucky Bank had a return on assets of one percent (1%) or greater. Twenty percent of each grant vests annually on the anniversary date of the grant (assuming the recipient is still a director).  Vesting expires 90 days after termination of directorship and one (1) year after death, disability or retirement.  Upon a change of control, any restriction period will expire immediately and the director will hold the restricted stock free of any restrictions.  In 2019, no shares were granted under this formula.

Non-employee Directors receive equity-based compensation in the form of stock under our 2019 Stock Award Plan equivalent to approximately $10,000 for part of their annual retainer.  In 2020, we granted 426 shares of stock to each of our Directors, except Mr. Prichard.

2019 Director Summary Compensation Table

The table below summarizes the total compensation paid to or earned by our non-employee Directors and Mr. Caudill (employee) during 2019.  The compensation of Mr. Prichard is reflected in the Summary Compensation Table under Executive Compensation.

	Fees Earned
	or Paid	Stock	Option	All Other
Name of Director	in Cash (1)	Awards (2)	Awards	Compensation (3)	Total

Shannon B. Arvin	$—	$8,013	—	$—	$8,013
B. Proctor Caudill, Jr.	14,000	8,013	—	30,322	$52,335
Henry Hinkle	18,200	8,013	—	—	26,213
Mary McDowell Hoskins	11,700	8,013	—	—	19,713
Ted McClain	23,600	8,013	—	—	31,613
Jack W. Omohundro	29,450	8,013	—	—	37,463
Edwin S. Saunier	34,250	8,013	—	—	42,263
Robert G. Thompson	36,500	8,013	—	—	44,513
Woodford Van Meter	21,450	8,013	—	6,000	35,463

(1)	Includes fees paid for serving as a director of Kentucky Bank and attending committee meetings of Kentucky Bank of which he or she is a committee member.

(2)

The amounts under this column represent the aggregate grant date fair value of the shares of our common stock that we granted each Director as partial payment for their director fees computed in accordance with FASB ASC Topic 718.  The aggregate number of shares granted to each of director, except Mr. Prichard, in 2019 is as follow:  Mmes. Arvin and Hoskins, and Messrs. Caudill, Hinkle, McClain, Omohundro, Saunier, Thompson, and Van Meter - 353 each.

(3)

The amount for Mr. Caudill includes employee compensation, premiums paid for life insurance.  As described in “Transactions with Related Persons,” Mr. McClain is a partial owner of The Hopewell Company, Inc., which received $224,469 from the Company.  The amounts attributed to premium payments are directly passed through to insurance companies that issued the insurance policies we bought.  The amount retained by the company for services was less than $200,000.  Because these fees are not paid directly to Mr. McClain, we have not included them in the table.  The amount paid to Mr. Van Meter reflects the amount we paid him for parking lot rent.

Directors.

Classified Board.  Under our Amended and Restated Articles of Incorporation, our Board of Directors consists of three different classes (Class I, Class II, and Class III) as nearly equal in number as the then total number of directors constituting the Board permits.  The directors in each class serve for a term of three years, and one class is elected annually.

Term; Vacancies.  At the Annual Meeting, you will be asked to elect four directors for Class III for a term to expire at the annual meeting of Shareholders to be held in 2023, and one director for Class I for a term to expire at the annual meeting of Shareholders to be held in 2021.  Any vacancies that occur after the directors are elected may be filled by the Board of Directors in accordance with law for the remainder of the full term of the vacant directorship.

Independence of Directors.  In accordance with rules of NASDAQ, all of the nominees for director, and all continuing directors listed below, fully meet the NASDAQ definition of “independent” except for Mrs. Arvin, and Messrs. Caudill and Prichard (see discussion above under “Corporate Governance – Board and Committee Independence”).

Director Qualifications.  Our Board of Directors currently consists of ten members who are well-qualified to serve on our board and represent our shareholders’ best interests.  The Company does not have a formal policy with respect to diversity; however, the Board believes that it is essential that the Board members represent diverse viewpoints. Our nominees are selected with a view of establishing a board of directors that meet the criteria for qualified candidates that is set forth above under the caption “Corporate Governance- Consideration of Director Nominees.”  We believe that each of the director nominees and other directors bring these qualifications to our Board of Directors.  Together, our director nominees and continuing directors provide our Board with a diverse complement of specific business skills, experience and perspectives, including: extensive financial and accounting expertise, knowledge of the commercial banking industry, experience with companies that serve the same communities that our various bank subsidiaries serve, and extensive operational and strategic planning experience.  The following describes the key qualifications, business skills, experience, and perspectives that each of our directors brings to the Board of Directors, in addition to the general qualifications under “Corporate Governance- Consideration of Director Nominees” and information included in the biographical summaries provided below for each director.  We believe that each individual’s skills and perspectives strengthen our Board’s collective qualifications, skills and experience.

Name	Qualifications
Shannon B. Arvin

Extensive executive management and financial experience as member attorney of law practice; extensive knowledge of local communities including service on numerous local boards of various civic and professional organizations.

B. Proctor Caudill, Jr.

Extensive banking career beginning in 1973; significant executive management experience in banking industry; knowledge of local communities including service on numerous local boards of various civic and professional organizations; in-depth knowledge of the Company’s business, strategy and management team.

Henry Hinkle

Extensive executive management and financial experience as owner and president of a paving and construction company; extensive knowledge of local communities including service on numerous local boards of various civic and professional organizations; in-depth knowledge of the Company’s business, strategy and management team from serving as a director of Kentucky Bank since 1989.

Mary McDowell Hoskins

Extensive executive management and financial experience as president of an architect and engineer business; extensive knowledge of local communities including service on numerous local boards of various civic and professional organizations.

Ted McClain	Extensive risk management, financial and operations skills and general business experience through ownership of an insurance company.
Jack W. Omohundro

Extensive financial, operational and general business skills as a Certified Public Accountant (CPA), MBA and degree in accounting; extensive knowledge of local communities including service on numerous local boards of various civic and professional organizations.

Louis Prichard

Extensive banking career beginning in 1977; significant executive management experience in banking industry; knowledge of local communities including service on numerous local boards of various civic and professional organizations; in-depth knowledge of the Company’s business, strategy and management team.

Edwin S. Saunier

Extensive executive management and financial experience as owner and president of a moving and storage business; degree in accounting; extensive knowledge of local communities including service on numerous local boards of various civic and professional organizations.

Robert G. Thompson

Extensive management, financial, operational and general business skills as a business entrepreneur in the farming and thoroughbred industry; extensive knowledge of local communities including service on numerous local boards of various civic and professional organizations; in-depth knowledge of the Company’s business, strategy and management team from serving as a director of Kentucky Bank since 1991.

Woodford Van Meter

Comprehensive business management experience as a managing physician of an ophthalmology practice; extensive analytical and planning skills as a Professor of Ophthalmology for a medical school; in-depth knowledge of the Company’s business, strategy and management team.

PROPOSAL NO. 2

ELECTION OF DIRECTORS

Our Board has nominated each of Mr. Henry Hinkle, Mrs. Mary McDowell Hoskins, Mr. Jack W. Omohundro, and Mr. Robert G. Thompson to serve an additional 3-year term, until our 2023 annual shareholders’ meeting, and Mrs. Shannon B. Arvin to serve a 1-year term, until our 2021 annual shareholders’ meeting (or until their successors have been elected and qualified).  Our Board appointed Mrs. Hoskins in June 2019.  Mrs. Hoskins was recommended to our full Board for consideration as a director by our Chief Executive Officer.  Our Board appointed Mrs. Arvin in December 2019.  Mrs. Arvin was also recommended to our full Board for consideration as a director by our Chief Executive Officer.  All five directors are currently serving on our Board and their terms expire at the Annual Meeting.  Mrs. Arvin will be added to Class I to fill a Board seat in Class I that was left vacant by the Company’s previous Board chairman, Buckner Woodford IV, following his retirement effective December 31, 2019.

Each of the nominees has agreed to serve as a director if elected.  Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of these nominees.  Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.

If any of the director nominees should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies may vote for a replacement nominee recommended by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the Annual Meeting.  At this time, the Board of Directors knows of no reason why any of the nominees listed above may not be able to serve as a director if elected.

Information about Director Nominees and Continuing Directors.  The following tables set forth information with respect to each nominee for director, and with respect to continuing directors who (by virtue of the classes in which they serve) are not nominees for re-election at the Annual Meeting.

Name of Director	Age	Principal Occupations, Other Public Directorships and Positions with the Company (1)	Year First Elected a Director

Class III
Directors Nominated for a 3-Year Term to Expire in 2023

Henry Hinkle	68	CEO/Treasurer of Hinkle Holding Company, LLC. Director of Kentucky Bank since 1989.	1989

Mary McDowell Hoskins	40	President of Gray Architects & Engineers, PSC, Director of Kentucky Bank since 2019.	2019

Jack W. Omohundro	37	Secretary/Treasurer of The Allen Company. Director of Kentucky Bank since 2016.	2016

Robert G. Thompson	70	Farmer and thoroughbred horse breeder. Director of Kentucky Bank since 1991.	1991
		Class I
		Director Nominated (Mrs. Arvin) and Continuing Directors Whose Terms Expire 2021

Shannon B. Arvin	45	Member Attorney with Stoll Keenon Ogden, PLLC, Director of Kentucky Bank since 2020.	2020

Ted McClain	68	Insurance agent and partial owner of The Hopewell Company, Inc. Director of Kentucky Bank since 2002.	2003

Edwin S. Saunier	62	President of Saunier North American, Inc., a moving and storage company. Director of Kentucky Bank since 2007.	2007

Class II
Continuing Directors Whose Terms Expire 2022

B. Proctor Caudill, Jr.	70	Special Projects Manager of the Company since 2006. President and CEO of Peoples Bancorp of Sandy Hook, Inc. from 1981 to 2006 and President from 1999 to 2006. CEO of Peoples Bank, (Sandy Hook, Kentucky) from 1981 to 2006.	2006

Louis Prichard	66	President and CEO of the Company and Kentucky Bank since 2004. President and Chief Operating Officer of the Company and Kentucky Bank from 2003 to 2004. Director of Kentucky Bank since 2003.	2003

Woodford Van Meter	66	Ophthalmologist. Director of Kentucky Bank since 2004.	2004

(1)	Kentucky Bank is our operating subsidiary. We acquired Peoples Bancorp of Sandy Hook Inc. and Peoples Bank, (Sandy Hook, Kentucky) in 2006.

None of the nominees or continuing directors is a director of any company with a class of securities registered with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act, or any company registered as an investment company under the Investment Company Act of 1940.

Vote Required

Our directors are elected by cumulative voting of the votes cast at the Annual Meeting.  The five director nominees receiving the most votes for director positions expiring in 2020 will be elected directors.  For more information on the voting requirements, see “Quorum and Votes Required.”

The Company's Board of Directors recommends voting “FOR” the election of each of the Nominees for Director.

Stock Ownership of Directors and Executive Officers.

We believe it is important for our Directors and executive officers to align their interests with the long-term interests of our shareholders.  Although we have encouraged stock accumulation through the grant of equity incentives to our directors and executive officers, we have not historically required our directors and executive officers to own shares of our common stock.  With our revised director compensation plan, our Directors have begun receiving shares of our common stock as part of their annual compensation.

Except as otherwise indicated below, the table below shows the amount of our common stock each of our Directors and Named Executive Officers (as defined in the Executive Compensation section below) owned on April 15, 2020.  Unless otherwise indicated, all shares shown are held with sole voting and investment power.  Shares and per share data have been adjusted for the two-for-one stock split which occurred as of close of business on December 3, 2018.

		Number of
	Number of	Shares	Total Number
	Shares Not	Subject to	of Shares
	Subject to	Exercisable	Beneficially	Percent of
Name of Beneficial Owner	Options	Options (1)	Owned (2)	Class (3)

Shannon B. Arvin	426	—	426	*
B. Proctor Caudill, Jr.(4)	241,976	—	241,976	4.1%
Gregory J. Dawson	17,119	—	14,498	*
Norman J. Fryman	4,150	—	709	*
Henry Hinkle (5)	93,883	—	93,883	1.6%
Mary McDowell Hoskins (6)	2,426	—	2,426	*
Ted McClain (7)	7,419	—	7,419	*
Jack W. Omohundro	3,626	—	3,626	*
Louis Prichard (8)	34,544	—	25,749	*
Edwin S. Saunier (9)	7,843	—	7,843	*
Robert G. Thompson (10)	14,043	—	14,043	*
Woodford Van Meter (11)	71,601	—	71,601	1.2%
Other Executive Officers	52,510	—	34,436	*

Directors and Executive Officers as a group	551,566	—	518,635	8.7%

*Ownership is less than 1.0%

(1)	Shares of common stock attributed to a named person by virtue of options exercisable currently or within sixty days of April 15, 2020.

(2)	Total number of shares beneficially owned does not include the following non-vested shares of restricted stock:

Number of Shares of
Name of Beneficial Owner	Restricted Common Stock

Executive Officers
Gregory J. Dawson	2,621
Norman J. Fryman	3,441
Louis Prichard	8,795
Executive Officers as a group	18,074

(3)	Based on 5,946,998 shares of our common stock outstanding as of April 15, 2020.

(4)	Includes 39,450 shares held of record by Mr. Caudill’s wife, as to which Mr. Caudill’s disclaims beneficial ownership.

(5)

Includes 360 shares held by Mr. Hinkle’s wife, as to which Mr. Hinkle disclaims beneficial ownership.  Includes 84,560 shares held of record by Hinkle Holding Company, LLC, as to which Mr. Hinkle, as president, has shared voting power.

(6)	Includes 2,000 shares held by a trust, as to which Mrs. Hoskins disclaims beneficial ownership.

(7)	Includes 2,000 shares held of record by The Hopewell Company, Inc., as to which Mr. McClain, as a 40% owner and officer, has voting power.

(8)

Includes 2,870 shares held of record by Mr. Prichard’s wife, as to which Mr. Prichard disclaims beneficial ownership, 5,174 shares held by a trust, as to which Mr. Prichard disclaims beneficial ownership and 4,220 shares held jointly with his wife.

(9)	Includes 1,600 shares held in a retirement account.

(10)	Includes 800 shares held of record by Mr. Thompson’s wife, as to which Mr. Thompson disclaims beneficial ownership.

(11)	Includes 6,400 shares held of record by Mr. Van Meter’s wife, as to which Mr. Van Meter disclaims beneficial ownership.

Executive Compensation.

The Company qualifies as a Smaller Reporting Company under SEC rules.  As a Smaller Reporting Company, we are permitted to provide reduced disclosure in this Proxy Statement, including those relating to executive compensation.  Accordingly, we have omitted certain disclosures on those matters.  Among other things, we are no longer required to have a Compensation Discussion and Analysis.  However, we recognize the importance of transparency and, in some cases, have chosen to provide many of the compensation-related disclosures required for larger public companies and that we historically provided.

Compensation of Named Executive Officers.

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by our CEO, our Chief Financial Officer, and the next most highly compensated executive officer other than the CEO and Chief Financial Officer, and these individuals are referred to as the “Named Executive Officers.“

Summary Compensation Table

					Non-Equity
					Incentive
				Stock	Plan	All Other
Name & Position	Year	Salary	Bonus	Awards (1)	Compensation (2)	Compensation (3)	Total

Louis Prichard	2019	$349,569	$—	$21,150	$129,288	$30,758	$530,765
President, CEO	2018	327,210	—	16,118	164,194	35,749	543,271

Gregory J. Dawson	2019	155,656	—	20,445	44,284	24,639	245,024
Sr VP, CFO	2018	143,538	—	7,598	55,405	22,915	229,456

Norman J. Fryman	2019	207,300	—	12,925	58,977	40,574	319,776
Exec VP, Chief Credit Officer	2018	200,546	—	7,598	77,411	39,022	324,577

(1)

The amounts under this column represent the aggregate grant date fair value of the restricted stock that we granted each of our Named Executive Officers computed in accordance with FASB ASC Topic 718.  The restricted stock will vest ratably over a five-year period.  The grant date fair value of each restricted stock awarded in 2017 was $16.25, in 2018 was $23.025 and in 2019 was $23.50.  Shares and per share data have been adjusted for the two-for-one stock split which occurred as of close of business on December 3, 2018.

(2)	Represents cash payments from satisfaction of the performance goals under the MIP plan. See discussion under “Performance-Based Incentive Compensation”.

(3)

The amounts reflected in this column for the Named Executive Officers include premiums paid for life insurance, a car allowance for Mr. Prichard, the Company’s matching contributions of the first 6% of voluntarily deferred salary contribution into his/her 401(k) plan (which was $25,000 for Mr. Prichard), director fees of $14,000 for Mr. Prichard, and the transition credit amounts from the termination of the pension plan for Mr. Dawson and Mr. Fryman.  For a discussion of the transition credit payment see “Long-Term Incentive Compensation: Profit Sharing (401k) Plan”.

Base Salary.  We provide our Named Executive Officers and other employees with base salary to compensate them for services rendered during the fiscal year.  Base salary ranges for Named Executive Officers are determined for each executive based on his or her position and responsibility.  Salary levels are typically considered annually as part of our performance review process as well as upon a promotion or other change in job responsibility.

Performance-Based Incentive Compensation.  The Management Incentive Plan (“MIP”) was created to promote continual high performance by officers of the Company through achievement of corporate goals and encouragement of growth of shareholder value.  The MIP includes various incentive levels based on the participant’s accountability and impact on our operations, with target award opportunities that are established as a percentage of base salary.  These maximum targets range from 50% of base salary to 65% of base salary for the Named Executive Officers.

Long-Term Incentive Compensation:

2009 Stock Award Plan.  The 2009 Stock Award Plan, which will expire in May 2019, is intended to help us enhance the link between the creation of shareholder value and long-term executive incentive compensation, to provide an opportunity for increased equity ownership by executives and to maintain competitive levels of total compensation.  Under this plan, our Board and the Committee have the ability to issue stock options, stock appreciation rights, restricted stock and other stock-based awards.

Twenty percent of each grant vests annually on the anniversary date of the grant (assuming the recipient is still in our employ).  Upon a change of control, death, disability or retirement (assuming the individual has reached the age of 65 or greater when he or she retires) any restriction period will expire immediately and the employee will hold the restricted stock free of any restrictions.  Upon any other termination of employment, nonvested awards are immediately forfeited.

These awards are reflected in the Summary Compensation Table for our Named Executive Officers.

2005 Restricted Stock Grant Plan.  The 2005 Restricted Stock Grant Plan, which expired in May 2015, encouraged participants to focus on long-term Company performance and provided an opportunity for executives and other officers to increase their stake in the Company through restricted grants of our common stock.  Twenty percent of each grant vests annually on anniversary date of the grant (assuming the recipient is still in our employ).  Upon a change of control, death, disability or retirement (assuming the individual has reached the age of 65 or greater when he or she retires) any restriction period will expire immediately and the employee will hold the restricted stock free of any restrictions.  Upon any other termination of employment, nonvested awards are immediately forfeited.

These awards are reflected in the Summary Compensation Table.

Retirement Plan & Trust.  The Retirement Plan & Trust (the “Plan”) was terminated at December 31, 2008.  The Company made distributions under the Plan and the distribution amounts made to Plan participants were based upon amendments made to the Pension Protection Act of 2006 and the Internal Revenue Code of 1986, as amended.  In connection with the termination of the Plan, employees had the choice of choosing to receive their distributions as a rollover to their 401(k) plans or to IRAs, or they could choose to receive cash or an annuity.  Additionally, employees who had more than 50 years of combined age plus years of service as of December 31, 2008 received additional distribution credits (“transition credit amounts”), which have been and will continue to be paid through the 401k Plan.  Finally, Plan participants also had the option to rollover their additional $1.5 million Plan termination distributions to a 401(k) or IRA, or to receive cash.

Profit Sharing (401k) Plan.  Our Profit Sharing (401k) Plan is available to all employees, including the Named Executive Officers.  We match 100% of the first 6% of pay that is contributed by an employee to the plan.  All employee contributions to the plan are fully-vested upon contribution, and matching contributions are vested after 3 years of service.  We may, at our discretion, make a profit sharing contribution to the plan.  We have not made a profit sharing contribution since we added the 401(k) feature to the plan.  Due to the termination of the Retirement Plan mentioned above, transition credits will be earned by employees who have more than 50 years of combined age plus years of service as of December 31, 2008 and this will be paid through the 401k Plan.

Outstanding Equity Awards Table

		Outstanding Equity Awards at December 31, 2019
		Stock Awards (1)
			Market Value of
		Number of Shares	Shares or
	Grant	Or units of stock	Or units of stock
Name	Date	That have not vested	That have not vested

Louis Prichard	3/1/19	4,390	$103,165
	1/2/18	560	13,160
	1/3/17	420	9,870
	1/4/16	280	6,580
	1/2/15	140	3,290

Gregory J. Dawson	3/1/19	870	20,445
	1/2/18	264	6,204
	1/3/17	198	4,653
	1/4/16	132	3,102
	1/2/15	66	1,551

Norman J. Fryman	3/1/19	1,200	28,200
	1/2/18	264	6,204
	1/3/17	198	4,653
	1/4/16	132	3,102
	1/2/15	66	1,551

(1)

The shares of restricted common stock vest ratably over a five-year period for grants prior to 2019.  For 2019 grants, a portion of the shares of restricted common stock vest ratably over a two-year period .  The shares that vest over the two-year period are as follows:  Mr. Prichard – 3,490 shares, Mr. Dawson – 470 shares, and Mr. Fryman – 650 shares.  In the event of a change in control of the Company, any restrictions will expire immediately and the employee will thereafter hold the shares of common stock without any restrictions.  Shares and per share data have been adjusted for the two-for-one stock split which occurred as of close of business on December 3, 2018.

PROPOSAL NO. 3

NON-BINDING, ADVISORY VOTE ON THE COMPANY’S OVERALL EXECUTIVE COMPENSATION PROGRAMS AND PROCEDURES

Section 14A of the Securities and Exchange Act of 1934 (the “Exchange Act”) requires that we include in this proxy statement a resolution subject to shareholder vote on the compensation paid to our named executive officers as disclosed in this proxy statement (commonly referred to as “Say-on-Pay”).

The compensation paid to our named executive officers is disclosed on pages 21 to 23 of this proxy statement in the section entitled “Compensation of Named Executive Officers.”  We believe that our compensation policies and decisions are focused on pay-for-performance principles and are strongly aligned with the long-term interests of our shareholders.  Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead the Company successfully in a competitive environment.  Shareholders are being asked to cast a non-binding, advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed in its proxy statement for the June 16,  2020 Annual Meeting of shareholders, including compensation tables and narrative discussion, is hereby APPROVED.

Vote Required

If you submit a proxy but there is no designation as to how the shares represented should be voted on this matter, the proxy will be voted for the approval of the compensation paid to the Company’s named executive officers. The affirmative vote of the holders of a majority of shares represented virtually or by proxy and entitled to vote on this proposal will be required for approval.  For more information on the voting requirements, see “Quorum and Votes Required.”

Advisory Nature of Vote

Your vote on this Proposal 3 is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board of Directors.  The vote will not be construed to overrule any decision by the Company or the Board of Directors; to create or imply any change to the fiduciary duties of the Company or the Board of Directors; or to create or imply any additional fiduciary duties for the Company or the Board of Directors.  However, our Board of Directors and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the compensation paid to our named executive officers as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Company’s Board of Directors recommends voting “FOR” the proposal to approve the compensation paid to the Company’s named executive officers disclosed in “Compensation of Named Executive Officers” appearing on pages 21 through 23 of this proxy statement.

PROPOSAL NO. 4

NON-BINDING, ADVISORY VOTE ON WHETHER THE SHAREHOLDER VOTE ON NAMED EXECUTIVE COMPENSATION SHOULD OCCUR EVERY 1, 2, OR 3 YEARS

In addition to the advisory Say-on-Pay vote on Named Executive Compensation described above in Proposal

No. 3 and as required by Section 14A of the Securities and Exchange Act of 1934, we are also providing our shareholders the opportunity to vote on the frequency of future non-binding, advisory Say-on-Pay votes on Named

Executive Compensation.

After careful consideration, the Board of Directors has determined that holding an advisory vote on Named

Executive Compensation every year is the most appropriate policy for Kentucky Bancshares, Inc. at this time. The

Board recommends that our shareholders vote for an annual non-binding advisory Say-on-Pay vote of the compensation we pay our Named Executive Officers. While our executive compensation programs are designed to reward performance over various time periods, the Board of Directors recognizes that Named Executive Officer compensation disclosures are an important consideration for our shareholders on an annual basis. While it may not be feasible to change the compensation program in consideration of any one year’s advisory vote on compensation, holding an annual non-binding advisory vote on executive compensation provides us with more immediate feedback of our shareholders’

opinions of our compensation practices and enables the Board to respond timely, when deemed appropriate, to shareholder concerns about our compensation practices.

We understand that our shareholders may have different views as to what is an appropriate frequency for advisory votes on Named Executive Compensation, and we will carefully review the voting results on this proposal.

Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove the Board’s recommendation. This advisory vote on the frequency of future advisory votes on Named Executive Compensation is non-binding on the Board of Directors.

Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board of Directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors

such as discussions with shareholders and the adoption of material changes to compensation programs.    If there is no

designation on any proxy as to how the shares represented should be voted, the proxy will be voted for Choice 1 – every year.

The Company’s Board of Directors recommends that you vote to conduct future non-binding advisory votes on

Named Executive Compensation “EVERY YEAR.”

Transactions with Related Persons.

Our operating subsidiary, Kentucky Bank, has had and expects in the future to have banking transactions in the ordinary course of business with our directors and executive officers and their affiliates.  All loans to and deposits from such persons or their affiliates have been on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with other persons not related to the lender, and, in the opinion of management, have not involved more than the normal risk of collectability or other unfavorable features.

Additional information concerning transactions with related persons is hereby incorporated by reference to Note 4 and Note 8 of our December 31, 2019 audited consolidated financial statements filed on Form 10-K.

Our practice has been that any transaction that would require disclosure under Item 404 of Regulation S-K of the rules and regulations of the Securities and Exchange Commission, with respect to a director or executive officer, must be reviewed and approved, or ratified, annually by the Board of Directors.  Any such related party transactions will only be approved or ratified if the Board determines that such transaction will not impair the involved person’s service to, and exercise of judgment on behalf of, the Company, or otherwise create a conflict of interest that would be detrimental to the Company.  The transaction relating to Mr. McClain described below have been reviewed and approved or ratified by our Board.

The Company paid The Hopewell Company, Inc., a Kentucky corporation, $216,286 in 2019 and $224,469 in 2018.  The amounts attributed to premium payments are directly passed through to the insurance companies that issued the insurance policies we bought.  Mr. McClain owns 40% of The Hopewell Company, Inc. and is also a director of the company.  The aggregate amount retained by The Hopewell Company, Inc. for property or services during each of 2019 and 2018 did not exceed the lesser of $120,000 or 1% of the Company’s total assets at year-end.

Delinquent Section 16(a) Reports.

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC.  Based solely upon our review of the Forms 3, 4, and 5 filed during 2019, and written representations from certain reporting persons, we reasonably believe that all required reports were timely filed.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/KTYB or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories, and Canada. Save paper, time, and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. www.envisionreports.com/KTYB. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH, AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + For Against Abstain 1. Ratification of appointment of Crowe LLP as the Company’s registered public accounting firm for 2020. 2. Election of Directors: 01 - _____Henry Hinkle 04 - _____Robert G. Thompson 02 - _____Mary McDowell Hoskins 05 - _____Shannon B. Arvin 03 - _____Jack W. Omohundro Mark here to vote FOR all nominees. Mark here to WITHHOLD vote from all nominees. 01 02 03 04 05 For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. CUMULATIVE VOTING: If you wish to vote shares cumulatively, indicate before the name of each nominee the number of votes you desire to cast for that nominee. See page 3 of the proxy statement for an explanation of cumulative voting. NOTE: If you wish to use cumulative voting, you MUST vote your proxy by mail. For Against Abstain 1 Year 2 Years 3 Years Abstain 3. Non-binding, advisory vote on the Company’s overall executive compensation program and procedures. 4. Non-binding, advisory vote on Whether the Shareholder Vote on Named Executive Compensation Should Occur Every 1, 2, or 3 years Please sign exactly as name(s) appears on your stock certificate. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 038YWI B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals —The BBooaarrddooffDDiirreeccttoorrssrreeccoommmmeenndds a vote FORall the nominees listed, FORProposallss 1Xa–ndX 3a,nadnfdoreveevreyry1 YXEYAERAoRnS PornopPorosaplo4sa. l X. 2020 Annual Meeting Proxy Card

2020 Annual Meeting of Kentucky Bancshares, Inc. Shareholders June 16, 2020 11:00 a.m. (Eastern Time) Via live webcast The 2020 Annual Meeting of Shareholders of Kentucky Bancshares, Inc. will be held on Tuesday, June 16, 2020 at 11:00 a.m. Eastern Time via live webcast at www.meetingcenter.io/296708957 To access the virtual meeting, you must have the 15-digit control number that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — KTYB2020. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/KTYB. q IF VOTING BY MAIL, SIGN, DETACH, AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2020 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — June 16, 2020 Appointment of Proxies; Items to be Voted Upon. The undersigned hereby appoints B. Proctor Caudill, Jr. and Gregory J. Dawson, or either one of them (with full power to act alone), my proxy, each with the power to appoint his substitute, to represent me to vote all of the Corporation’s Common Shares which I held of record or am otherwise entitled to vote at the close of business on April 15, 2020, at the 2020 Annual Meeting of Shareholders to be held on June 16, 2020 and at any adjournments thereof, with all powers the undersigned would possess if personally present, as follows: How Your Proxy Will Be Voted. If this proxy is properly executed, then the Proxies will vote: (1) as you specify above or (2) if you do not specify your vote above, then - FOR the ratification of the registered public accountants, - FOR all the Nominees referred to in Item 2. Additionally, the Proxies will have discretionary authority to cumulate votes selectively among the nominees as to whom authority to vote has not been withheld and to vote for a substitute nominee if any nominee becomes unavailable for election for any reason, - FOR the proposed non-binding advisory vote on the Company’s overall executive compensation programs and procedures, - FOR “every 1 year” on the frequency to conduct future non-binding advisory vote on Named Executive Compensation, - As the Proxies decide on any other matter that comes before the meeting. Accessing the Virtual Meeting. You may virtually attend the Annual Meeting via the internet only. Go to www.meetingcenter.io/296708957. Have your 15-digit control number available and follow the instructions as prompted. Acknowledgement. By signing this card the undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held June 16, 2020, the accompanying proxy statement, and our 2019 Annual Report to Shareholders, including financial statements. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. Annual Report - Mark here if you no longer wish to receive paper annual meeting materials and instead view them online. + C Non-Voting Items Kentucky Bancshares, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery; sign up at www.envisionreports.com/KTYB

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH, AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + For Against Abstain 1. Ratification of appointment of Crowe LLP as the Company’s registered public accounting firm for 2020. 2. Election of Directors: 01 - _____Henry Hinkle 04 - _____Robert G. Thompson 02 - _____Mary McDowell Hoskins 05 - _____Shannon B. Arvin 03 - _____Jack W. Omohundro Mark here to vote FOR all nominees. Mark here to WITHHOLD vote from all nominees. 01 02 03 04 05 For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. CUMULATIVE VOTING: If you wish to vote shares cumulatively, indicate before the name of each nominee the number of votes you desire to cast for that nominee. See page 3 of the proxy statement for an explanation of cumulative voting. NOTE: If you wish to use cumulative voting, you MUST vote your proxy by mail. For Against Abstain 1 Year 2 Years 3 Years Abstain 3. Non-binding, advisory vote on the Company’s overall executive compensation program and procedures. 4. Non-binding, advisory vote on Whether the Shareholder Vote on Named Executive Compensation Should Occur Every 1, 2, or 3 years Please sign exactly as name(s) appears on your stock certificate. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 038YXJ B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals —The BBooaarrddooffDDiirreeccttoorrssrreeccoommmmeenndds a vote FORall the nominees listed, FORProposallss 1Xa–ndX 3a,nadnfdoreveevreyry1 YXEYAERAoRnS PornopPorosaplo4sa. l X. 2020 Annual Meeting Proxy Card

The 2020 Annual Meeting of Shareholders of Kentucky Bancshares, Inc. will be held on Tuesday, June 16, 2020 at 11:00 a.m. Eastern Time via live webcast at www.meetingcenter.io/296708957 The password for this meeting is — KTYB2020. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.edocumentview.com/KTYB. q IF VOTING BY MAIL, SIGN, DETACH, AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Notice of 2020 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — June 16, 2020 Appointment of Proxies; Items to be Voted Upon. The undersigned hereby appoints B. Proctor Caudill, Jr. and Gregory J. Dawson, or either one of them (with full power to act alone), my proxy, each with the power to appoint his substitute, to represent me to vote all of the Corporation’s Common Shares which I held of record or am otherwise entitled to vote at the close of business on April 15, 2020, at the 2020 Annual Meeting of Shareholders to be held on June 16, 2020 and at any adjournments thereof, with all powers the undersigned would possess if personally present, as follows: How Your Proxy Will Be Voted. If this proxy is properly executed, then the Proxies will vote: (1) as you specify above or (2) if you do not specify your vote above, then - FOR the ratification of the registered public accountants, - FOR all the Nominees referred to in Item 2. Additionally, the Proxies will have discretionary authority to cumulate votes selectively among the nominees as to whom authority to vote has not been withheld and to vote for a substitute nominee if any nominee becomes unavailable for election for any reason, - FOR the proposed non-binding advisory vote on the Company’s overall executive compensation programs and procedures, - FOR “every 1 year” on the frequency to conduct future non-binding advisory vote on Named Executive Compensation, - As the Proxies decide on any other matter that comes before the meeting. Accessing the Virtual Meeting. You may virtually attend the Annual Meeting via the internet only. Go to www.meetingcenter.io/296708957. Acknowledgement. By signing this card the undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held June 16, 2020, the accompanying proxy statement, and our 2019 Annual Report to Shareholders, including financial statements. (Items to be voted appear on reverse side) Kentucky Bancshares, Inc.